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                                                                   EXHIBIT 10.04





                                 Exhibit 10.04
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ROPER INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN (U.S.)


     1. Purpose. The purpose of the Roper Industries, Inc. Employee stock Purchase Plan (U.S.) (the "Plan") is to provide employees of the subsidiaries of Roper Industries, Inc. (the "Company") with an opportunity to participate in the benefit of stock ownership and to acquire an interest in the Company through the purchase of common stock, $.01 par value per share, of the Company (the "Common Stock"). The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

     2.   Definitions.

          (a) "Compensation" means the base pay, commissions and bonus amount paid to an Employee by a Plan Sponsor with respect to an Offering Period (defined below). Bonuses and commissions shall be treated as Compensation, if at all, pursuant to such rules as may be determined from time to time by the Company.

          (b) "Employee" shall mean any person, including an officer, who is customarily employed for more than 20 hours per week and for more than five months during any calendar year, and who is having payroll taxes withheld from his/her Compensation on a regular basis, by a Plan Sponsor.

          (c) "Plan Sponsor" means the Company and any Subsidiary which adopts the Plan with the approval of the Company.

          (d) "Subsidiary" means an entity which may be treated as a "subsidiary corporation" within the meaning of Code Section 424(f).

     3.   Eligibility.

          (a) Any Employee who has been employed by a Plan Sponsor for at least six months immediately before the Beginning Date (defined below) of an Offering Period (defined below) shall be eligible to participate in the Plan for that Offering Period.

          (b) No Employee shall be granted purchase rights if, immediately after the grant, that Employee would own shares or hold outstanding rights to purchase shares, or both, possessing five percent (5%) or more of the total combined voting power or value of all classes of the Company or any Subsidiaries.

          (c) A person shall cease to be an active participant upon the earliest to occur of:

          (i)  the date of a withdrawal under Paragraph 10(a) or (b) below; or

          (ii) the date of a termination of employment from all Plan Sponsors.

     4. Offering Period. Offering Period shall mean each calendar quarter beginning with the calendar quarter commencing January 1, 2000 and each calendar quarter thereafter until the Plan is otherwise amended or terminated. Each Offering Period will begin on the first day of that period (the "Beginning Date") and end on the last day of that period (the "Exercise Date").
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     5.   Participation.  The Company will make available to each eligible
Employee an authorization notice (the "Authorization") which must be completed to effect his or her right to commence participation in the Plan. An eligible Employee may become a participant for an Offering Period by completing the Authorization and delivering same to the Company at least one day prior to the appropriate Beginning Date (except, with respect to the first Beginning Date, such later date as is administratively feasible). All employees granted purchase rights under the Plan shall have the same rights and privileges, except that the amount of Common Stock which may be purchase under such rights may vary in a uniform manner according to Compensation.

A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice for that period is delivered to the Plan Administrator at least one week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from participation and (ii) provides other information in accordance with the procedures designated by the Plan Administrator.

A participant who has elected not to participate in an Offering Period may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan.

     6. Method of Payment. A participant may contribute to the Plan through payroll deductions, as follows:

          (a) A participant shall elect on the Authorization to have deduction made from the participant's Compensation for the Offering Period at a rate which, expressed as a percentage of Compensation in whole number increments of at least one percent (1%), but not in excess of ten percent (10%), of the participant's Compensation.

          (b) All payroll deductions made for a participant shall be credited to the participant's account under the Plan. All payroll deductions made from participants' Compensation shall be commingled with the general assets of the Company and no separate fund shall be established. Participants accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay interest on any payroll deductions credited to participant's accounts.

          (c) A participant may not alter the rate of payroll deductions during the Offering Period; however, an existing participant may change the rate of payroll deductions effective for the immediately succeeding Offering Period by filing a revised Authorization within the same deadline as applies to new participants for that Offering Period.

     7.   Granting of Purchase Rights.

          (a) As of the first day of each Offering Period, a participant shall be granted purchase rights for a number of shares of Common Stock, subject to the adjustments provided for in Paragraph 11 (a) below, determined according to the following procedure:

     Step 1 - Determine the amount of the participant payroll deduction during the Offering Period;

     Step 2 - Determine the amount which represents the Purchase Price (as defined below); and

     Step 3 - Divide the amount determined in Step 1 by the amount determined in Step 2 and round the quotient down to the nearest whole number.
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          Notwithstanding the foregoing and subject to Paragraph 7(c) below, the maximum number of shares of Common Stock for which a participant may be granted purchase rights for an Offering Period is 775.

     (b) For each Offering Period, the purchase price of shares of Common Stock to be purchased with a participant's payroll deductions shall be the average of
(i) 90% of the fair market value of a share of Common Stock on the Beginning Date, and (ii) 90% of the price of the fair market value of a share of Common stock on the Exercise Date (the "Purchase Price").

     (c) Notwithstanding the foregoing, no participant shall be granted purchase rights which permit that to purchase shares under all employee purchase plans of the Company and its Subsidiaries at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the rights are granted) for each calendar year in which such rights are outstanding at any time.

     (d) For purposes of this Paragraph, the fair market value of a share of Common Stock on the Beginning Date and the Exercise Date as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, shall be determined as follows: (i) if the Common Stock is traded on a national securities exchange, the closing sale price on that date; (ii) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems ("NASDAQ"));
(iii) if no such closing sale price information is available on the national securities exchange or NASDAQ, the average of the closing bid and asked prices as reported by the national securities exchange or NASDAQ within a reasonable period prior to such date; or (iv) if there are no such closing bid and asked prices within a reasonable period, the determination of fair market value shall be determined by the Company taking into account material facts and circumstances pertinent to such determination, as determined by the Company in its sole discretion.

     8. Exercise of Purchase Rights. Unless a timely withdrawal has been effected pursuant to Paragraph 10 below, a participant's rights for the purchase of shares of Common Stock during an Offering Period will be automatically exercised on the Exercise Date for that Offering Period for the purchase of the maximum number of full shares which the sum of the payroll deductions credited to the participant's account on that Exercise Date can purchase at the Purchase Price.

     9. Delivery. As soon as administratively feasible after the end of each Exercise Date, the Company shall deliver to a custodian designated by the Plan Administrator (as defined in Paragraph 12 below), the shares of Common Stock purchased upon the exercise of the purchase rights. No less frequently than annually, at such times as the Plan Administrator shall prescribe, a participant may elect to have such shares delivered to the participant or to an account established by the participant with any brokerage firm. The Plan Administrator will designate a one month window during which time stock certificates can be issued or shares can be sold out of individual accounts.
The disposition of any payroll deductions credited to a participant's account during the Offering Period not used for the purchase of shares (the "Cash Excess") shall be as follows:

          (a) If the participant has elected to withdraw from the Plan as of the end of the Offering Period, the Plan Administrator shall deliver the Cash Excess to the participant.

          (b) If the participant has not elected to withdraw from the Plan as of the end of the Offering Period, the Cash Excess shall be applied to the purchase of shares of Common Stock in the immediately succeeding Offering Period.
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     A participant may not direct the Plan Administrator to sell any shares of
Common Stock credited to his or her account, regardless of whether such shares are otherwise immediately deliverable to him or her, The cost of any disposition of shares of Common Stock acquired through participation in the Plan shall be the sole responsibility of the participant.

     10.  Withdrawal.

          (a) A participant will be deemed to have elected to participate in each subsequent Offering Period following his or her initial election to participate in the Plan, unless (i) a written withdrawal notice is delivered to the Plan Administrator at least one week prior to the Beginning Date of an immediately succeeding Offering Period for which the participant desires to withdraw from the Plan and, (ii) provides any other information in accordance with the procedures designated by the Plan Administrator.

          (b) A participant who for any reason, including retirement, termination of employment or death, ceases to be an eligible Employee prior to the Exercise Date during an Offering Period will be deemed to have requested a withdrawal from the Plan as of the date of retirement, termination of employment or death.

          (c) Upon the withdrawal of a participant from the Plan under the terms of this Paragraph during an Offering Period, the participant's unexercised purchase rights under this Plan shall immediately terminate.

          (d) In the event a participant withdraws or is deemed to have withdrawn from the Plan under this Paragraph, all payroll deductions and all shares of Company Stock credited to the participant's account will be paid to the participant or, in the event of death, to the person or persons entitled thereto under the terms of Paragraph 13, as soon as administratively feasible after the end of the calendar year in which the withdrawal is deemed to have occurred, unless, if applicable, such an inactive participant becomes an active participant again prior to the distribution of his or her accounts.

          (e) A participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any eligible Employee making an initial election to participate in the Plan.

     11.  Stock.

          (a) The maximum number of shares of Common Stock to be sold to participants under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 15 below. The shares of Common Stock to be sold to participants under the Plan, may, at the election of the Company, include treasury shares, shares originally issued for such purpose, or shares purchased in the open market. If the total number of shares of Common Stock then available under the Plan for which purchase rights are to be exercised in accordance with Paragraph 8 exceeds the number of such shares then available under the Plan, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. If purchase rights expire or terminate for any reason without being exercised in full, the unpurchased shares subject to the rights shall again be available for the purposes of the Plan.

          (b) A participant will have no interest in shares of Common Stock covered by his or her purchase rights until such rights have been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Plan Administrator prior to the Exercise Date, in the names of the participant and one other person designated by the
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participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

     12. Administration. The Plan shall be administered by the Company (the "Plan Administrator"). The Plan Administrator shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination or action of the Plan Administrator in connection with the interpretation or administration of the Plan shall be final and binding upon all participants and any and all persons claiming under or through any participant.

     13.  Designation of Beneficiary.

          (a) A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash to his or her credit under the Plan in the event of the participant's death before an Exercise Date, or any shares of Common Stock and cash to his or her credit under the Plan in the event of the participant's death on or after an Exercise Date but prior to the delivery of such shares and cash. A beneficiary may be changed by the participant at any time by notice in writing to the Plan Administrator.

          (b) Upon the death of a participant and upon receipt by the Company of the proof the identity and existence at the time of the participant's death of a beneficiary designated by the participant in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the beneficiary. In the event a participant dies and is not survived by a then living or in existence beneficiary designated by him in accordance with the immediately preceding Subparagraph, the Company shall deliver such shares or cash, or both, to the personal representative of the estate of the deceased participant. If to the knowledge of the Company no personal representative has been appointed within ninety (90) days following the date of the participant's death, the Company, in its discretion, may deliver such shares or cash, or both, to the surviving spouse of the deceased participant, or to any one or more dependents or relatives of the deceased participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c) No designated beneficiary shall, prior to the death of the participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

     14. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise or purchase rights or to receive any shares under the Plan may be assigned, transferred, pledge or otherwise disposed of in any way by the participant. Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10 above.

     15. Adjustments Upon Changes in Capitalization. In the event that the outstanding shares of Common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Plan Administrator to the number and kind of shares available for the granting of purchase rights, or as to which outstanding purchase rights shall be
exercisable, and to the purchase Price.   No fractional shares shall be issued
or optioned in making any such adjustments. All adjustments made by the Plan Administrator under this Paragraph shall be conclusive.

     Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger or consolidation with
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respect to which the Company will not be the surviving entity or acquisition of substantially all of the stock or assets of the Company, the Plan Administrator in its discretion (a) may declare the Plan's termination in the same manner as if the Board of Directors of the Company had terminated the Plan pursuant to paragraph 16 below, or (b) may declare that any purchase rights granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Plan Administrator to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to such rights would have been entitled.

     Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase price of shares of Common Stock subject to any purchase rights except as specifically provided otherwise in this Paragraph 15. The grant of purchase rights pursuant to the plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     16.  Amendment or Termination.

          (a) The Board of Directors of the Company may at any time terminate or amend the Plan. The cash balances and shares of Common Stock credited to participants' accounts as of the date of any Plan termination shall be delivered to those participants as soon as administratively feasible following the effective date of the Plan's termination.

          (b) Prior approval of the shareholders shall be required with respect to any amendment which would require the sale of more shares than are authorized under Paragraph 11 of the plan.

          (c) Where prior approval of the stockholders of the Company shall be required with respect to a proposed Plan amendment under applicable federal, state or local law, the Company shall obtain such approval prior to the effective date of any such amendment.

     17. Notices. All notices or other communications by a participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     18. No Contract. This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any eligible Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time regardless of the effect which such discharge shall have upon him or her or as a participant of the Plan.

     19. Waiver. No liability whatever shall attach to or be incurred by any past present or future shareholders, officers or directors, as such, of the Company or any Subsidiary, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied the reform, and any and all liabilities of, and any and all rights and claims against, the Company or any Subsidiary, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every eligible Employee as a part of the consideration for any benefits by the Company under this Plan.
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     20.  Securities Law Restrictions.  Shares of Common Stock shall not be issued under the Plan unless (a) the exercise of the related option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and any rules and regulations promulgated pursuant to such laws and with the requirements of any stock exchange upon which the shares may then be listed; and (b) the express approval of counsel for the Company with respect to such compliance is first obtained. The Company reserves the right to place an appropriate legend on any certificate representing shares of Common Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to assure the availability of applicable exemptions under federal and state securities laws.

     21. Approval of Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors of the Company. The Plan is conditional upon approval of the shareholders of the Company and failure to receive their approval shall render the Plan and all outstanding purchase rights issued thereunder void and of no effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this __________ of ______________________, 1999.


                                             ROPER INDUSTRIES, INC.


                                             By:_____________________________

                                             Title:__________________________

                                             Attest: